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                                                                Exhibit 32.3
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                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       ANHEUSER-BUSCH COMPANIES, INC.
              FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 2003
               PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
          PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         I am the President and Chief Executive Officer of Anheuser-Busch Companies, Inc., a Delaware corporation (the "Company"). I am delivering this certificate in connection with the Form 10-K/A of the Company for the year ended December 31, 2003 and filed with the Securities and Exchange Commission ("Form 10-K/A"). Pursuant to Rule 15d-21 promulgated under the Securities Exchange Act of 1934, as amended, the Form 10-K/A sets forth audited financial statements of the Anheuser-Busch Global Employee Stock Purchase Plan (the "Issuer") and does not include any financial statements of the Company.

         Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-K/A fully complies with the requirements of
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date:  July 27, 2004

                                      /s/ Patrick T. Stokes
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                                      Patrick T. Stokes
                                      President and Chief Executive Officer
                                      Anheuser-Busch Companies, Inc.